Exhibit 99.3

first amendment to DISCLOSURE STATEMENT
FOR joint PREPACKAGED CHAPTER 11 PLAN OF
REORGANIZATION OF VIVUS, INC. and its affiliated debtors

This first amendment (this “Amendment”) to the Disclosure Statement for Joint Prepackaged Chapter 11 Plan of Reorganization of VIVUS, Inc. and Its Affiliated Debtors (the “Disclosure Statement”) is entered into as of July 7, 2020. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Disclosure Statement.

RECITALS

WHEREAS, on July 6, 2020, VIVUS, Inc. and its debtor affiliates, (collectively, the “Debtors,” or the “Company”), entered into an Amended and Restated Restructuring Support Agreement (the “Restructuring Support Agreement”) with IEH Biopharma LLC (the “Supporting Noteholder”) as the sole holder of 100% of the outstanding principal amount of (i) the 4.50% Convertible Senior Note due 2020 issued pursuant to that certain Indenture, dated as of May 21, 2013 by and among VIVUS, Inc., as the issuer, and Deutsche Bank Trust Company Americas, as trustee, and (ii) the secured notes issued under that certain Indenture, dated as of June 8, 2018, by and among VIVUS, Inc., U.S. Bank National Association, as trustee and collateral agent, and the Supporting Noteholder; and

WHEREAS, on July 6, 2020, the Debtors executed the Joint Prepackaged Chapter 11 Plan of Reorganization of VIVUS, Inc. and Its Affiliated Debtors (the “Plan”) and the Disclosure Statement in accordance with the Restructuring Support Agreement; and

WHEREAS, the Disclosure Statement establishes the Voting Deadline as 11:59 p.m. (prevailing Eastern Time) on July 6, 2020 unless extended by the Debtors in writing; and

WHEREAS, the Debtors commenced solicitation of the Plan shortly after 12:00 a.m. (prevailing Eastern Time) on July 7, 2020.

NOW, THEREFORE, in consideration of the foregoing premises and the agreements set forth herein, the Debtors hereby amend the Disclosure Statement, with the written consent of the Supporting Noteholder, as follows:

1.                  The Voting Deadline is extended to 1:00 a.m. (prevailing Eastern Time) on July 7, 2020 and any and all references to such deadline in the Plan, Disclosure Statement, or Solicitation shall be deemed to reflect this extension.

IN WITNESS WHEREOF, this Amendment to the Disclosure Statement is entered into and effective as of the date set out in the preamble to this Amendment.

By:	/s/ Mark Oki
Name:	Mark Oki
Title:	Senior Vice President, Chief Financial Officer & Chief Accounting Officer

on behalf of

VIVUS, INC.

VIVUS B.V.

VIVUS DIGITAL HEALTH CORPORATION

VIVUS PHARMACEUTICALS LIMITED